Exhibit 32.1 Section 906 CEO Certification

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of this annual report on Form 10-K/A for the Year Ended January 5, 2009 (the "Report") by Pomeroy IT Solutions, Inc., the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of Pomeroy IT Solutions, Inc.

August 24, 2009	/s/ Christopher C. Froman
Christopher C. Froman
President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Pomeroy IT Solutions, Inc. and will be retained by Pomeroy IT Solutions, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.